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              [SMITH BARNEY FUTURES MANAGEMENT INC. LETTERHEAD]



June 27, 1995

Gill Capital Management
Leconfield House
7th Floor - Curzon St.
London, England W1Y7FB

Attention: Mr. Edwin Gill

Re:  Shearson Lehman Select Advisors Futures Fund, L.P.


Dear Mr. Gill:

          Effective immediately, all assets have been reallocated away from your trading account 258-14000. This effectively terminates your management agreement with the Shearson Lehman Select Advisors Futures Fund L.P. I will send you an official termination notice within thirty days. Please liquidate all of your positions in an orderly fashion.

          If you have any questions, please call me at (212) 723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.

/s/ Daniel A. Dantuono

Daniel A. Dantuono
Chief Financial Officer and Director